SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 6, 2005 (May 2, 2005)

United Retail Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	00019774 (Commission File Number)	51-0303670 (IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ (Address of principal executive offices)	07662 (Zip Code)

Registrant's telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2 below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – Changes in Registrant's Certifying Accountant.

(a)  Previous Independent Registered Public Accounting Firm.

(i)   On May 2, 2005, United Retail Group, Inc. ("Company") dismissed PricewaterhouseCoopers LLP ("PwC") as its independent registered public accounting firm. The Company's Audit Committee participated in and approved the decision to change independent registered public accounting firms.

(ii)  The reports of PwC on the Company's financial statements for fiscal 2004 and fiscal 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)  During the two most recent fiscal years and through May 2, 2005, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years.

(iv)  During the two most recent fiscal years and through May 2, 2005, there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v) and referred to herein as "Reportable Events"), except as follows.

As disclosed in the Company's Quarterly Report on Form 10-Q for the third quarter of fiscal 2004, in December 2004 the Company re-evaluated the manner in which it accounted for construction allowances and other concessions from landlords of retail stores leased by the Company ("Construction Allowances") on its balance sheets and statements of cash flows. The Company's accounting for Construction Allowances had been to amortize such costs over the minimum lease term on a straight line basis, as part of buying and occupancy costs in its statements of operations, which conformed with generally accepted accounting principles. However, in its detailed accounts, the Company historically had followed the practice of recording this amortization as a reduction of depreciation expense, rather than rent expense. Additionally, on the Company's balance sheets, the unamortized portion of Construction Allowances had been netted against fixed assets and not presented as a deferred credit. Further, the Company's statements of cash flows had reflected Construction Allowances received as a reduction of capital expenditures (within "investing" cash flows) rather than as an operating lease activity (within "operating" cash flows). Such presentations were not in conformity with generally accepted accounting principles.

In order to correct its accounting, the Company filed with the Securities and Exchange Commission ("Commission") amendments to its Annual Report on Form 10-K for fiscal 2003 and its Quarterly Reports on Form 10-Q for the first and second quarters of fiscal 2004 to restate its balance sheets and statements of cash flows and revise its financial statement footnotes and other disclosures. In the restatements, among other things, the Company established a deferred credit on the balance sheets for the unamortized portion of Construction Allowances, rather than netting these amounts against fixed assets, and presented Construction Allowances received within operating activities in its statements of cash flows. (More detailed information about the restatements is contained in the Company's Annual Report on Form 10-K/A for fiscal 2003.)

At January 29, 2005,the Company's staffing and technical accounting expertise and related processes in its financial reporting function were not fully in place to render remote the likelihood of a material misstatement in the financial statements. This inadequacy was a control deficiency that resulted in the Company's inability to properly reflect certain items in its financial statements, including Construction Allowances. As a result, the Company restated its fiscal 2003, 2002 and 2001 financial statements and certain fiscal 2004 and 2003 interim financial statements, as noted in the preceding paragraph. In addition, the control deficiency resulted in an audit adjustment to the draft fiscal 2004 financial statements to correct a misstatement of liabilities for income tax exposures and of provision for (benefit from) income taxes in regard to tax matters that had been settled. (More detailed information about liabilities for income tax exposures and provision for (benefit from) income taxes is contained in the Company's Annual Report on Form 10-K for fiscal 2004.) Management concluded that this control deficiency was a material weakness at January 29, 2005 and advised the Audit Committee to that effect. Because of this, the Company performed additional procedures to ensure that the financial statements at and for the year ended January 29, 2005 were fairly presented in all material respects in accordance with generally accepted accounting principles.

Also, in connection with the audit of the Company's financial statements for fiscal 2004, PwC communicated to the Company in December 2004, and to the Audit Committee in a letter, dated April 22, 2005, that:

"we considered the above to be indicative of a material weakness, as controls were not in place to reduce to a relatively low level the risk that misstatement in amounts that would be material in relation to the financial statements may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions . . . Based on our observations of the control deficiencies noted above, we consider that the Company's staffing and technical accounting expertise in its financial reporting function was not adequate to permit the Company to prepare consolidated financial statements in conformity with generally accepted accounting principles and that this could result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected by the Company's internal control . . . The Company should continue to strengthen procedures to evaluate and monitor its ongoing compliance with all generally accepted accounting principles, and address all changes that impact accounting and reporting matters. The Company should ensure that it has sufficient staffing in its financial reporting function, with appropriate technical qualifications and tasked with ensuring ongoing compliance with relevant accounting and financial reporting requirements."

Beginning in January 2005, the Company started to implement measures to correct the material weakness described above. Steps taken to date include the following:

(1)   the Company retained an experienced accounting consultant to (x) provide advice on current accounting developments, new accounting pronouncements and emerging accounting issues on a regular basis, (y) review and comment on a preliminary draft of each of the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and (z) provide advice on technical accounting matters on request;

(2)    the Company implemented a process for a regular internal review and discussion by senior Finance Department personnel of emerging accounting issues and new accounting pronouncements;

(3)   the Company subscribed to a professional service that provides complete analysis on emerging accounting issues and new accounting pronouncements; and

(4)    the Company implemented a process for regularly completing a comprehensive regulatory disclosure checklist.

After taking into consideration the corrective measures implemented to date in monitoring the application of generally accepted accounting principles, management believes that proper corrective actions have been put in place to remedy the material weakness discussed above. In its Quarterly Report on Form 10-Q for the first quarter of fiscal 2005, the Company will evaluate the implementation of these corrective actions and decide whether a material weakness continued to exist as of the end of the first quarter and whether its disclosure controls and procedures were effective as of that date.

(v)   The Company requested that PwC furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter, dated May 6, 2005, is filed as Exhibit 16 to this Form 8-K.

(b)    Successor Independent Registered Public Accounting Firm.

The Company's Audit Committee participated in and approved a decision to engage Eisner LLP as its independent registered public accounting firm on May 2, 2005. During the two most recent fiscal years and through May 2, 2005, the Company did not consult with Eisner LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements (and neither a written report nor oral advice was provided to the Company by Eisner, LLP) or (ii) any Reportable Event.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16	Letter, dated May 6, 2005, to the Commission from PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 6, 2005	UNITED RETAIL GROUP, INC. (Registrant) By: /s/ GEORGE R. REMETA Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter, dated May 6, 2005, to the Commission from PricewaterhouseCoopers LLP